3Q 2016 Earnings Call Presentation October 27, 2016 Exhibit 99.2

Safe Harbor Statement This presentation and the responses to various questions contain forward-looking statements, which reflect our current views with respect to, among other things, the Company’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We cannot guarantee future events, results, actions, levels of activity, performance or achievements. Neither the Company nor any of its respective agents, employees or advisors undertake any duty or obligation to supplement, amend, update or revise any forward-looking statement, whether as a result of new information or otherwise. This presentation also contains certain non-GAAP measures. Because they adjust for certain non-operating and non-cash items, the Company believes that non-GAAP measures are useful to investors as supplemental financial measures that, when viewed with the Company’s GAAP financial information, provide information regarding trends in the Company’s results of operations and credit metrics, which is intended to help investors meaningfully evaluate and compare the Company’s results of operations and credit metrics between periods. Please refer to the Appendix accompanying this presentation for a reconciliation of non-GAAP measures to the most comparable GAAP measure. The information and opinions contained in this document are provided as of the date of this presentation and are subject to change without notice. This document has not been approved by any regulatory or supervisory authority.

3Q16 Highlights – Strong Portfolio Growth Non-GAAP earnings exclude $0.4 million of non-operating system implementation costs. For a reconciliation of non-GAAP financial measures to the comparable GAAP financial measure, please refer to the Appendix of this presentation.

GAAP NI YoY % (60%) (27%) 23% 366% 118% 27% 9% 0% EPS $0.26 $0.31 $0.41 $0.50 $0.56 $0.40 $0.49 $0.56 Non-GAAP NI YoY % (54%) 17% 13% 265% 43% (6%) 17% 3% EPS(1) $0.33 $0.44 $0.41 $0.50 $0.47 $0.42 $0.53 $0.58 Net Income Follows Seasonal Pattern of Portfolio Growth Continuing normal pattern of seasonal portfolio-driven performance (1) Calculated using diluted share count; non-GAAP net income adjusted for non-operating items Achieved double-digit portfolio growth over the prior-year period for the last six quarters YoY $1.5 $24.2 $54.6 $58.3 $82.3 $81.5 $73.2 $94.5 Change 0.3% 4.8% 10.5% 10.7% 15.1% 15.5% 12.8% 15.7%

Revenue Rises on Strong Portfolio Growth Revenue y/y growth accelerated Revenue yield improving but tempered by higher insurance claims Average net receivables up in 3Q; 3Q & 4Q show largest increases from seasonal growth Sequential r (0.4%) (0.9%) (1.1%) (0.5%) (0.2%) (0.0%) 0.3% Year / Year r 1.7% 1.1% (2.7%) (2.9%) (2.6%) (1.8%) (0.4%) Sequential r (1.4%) 3.1% 7.0% 4.4% 0.5% 1.2% 8.0% Year / Year r 1.5% 8.5% 9.4% 13.5% 15.7% 13.6% 14.6% Sequential r (2.4%) 0.9% 4.0% 2.9% 0.0% 1.1% 9.0% Year/ Year r 5.9% 11.7% 2.2% 5.4% 7.9% 8.2% 13.4%

in millions Product Category Trends Small loans (including convenience check loans) have grown in dollars but have become a smaller percentage of the total portfolio (from 55% in 1Q15 to 50% in 3Q16) Large loans now represent 31% of the total portfolio

Seasonal Pattern of Delinquency 1+ days past due % 19.2% 20.6% 22.4% 20.3% 16.7% 18.3% 18.2% 30+ days past due % 6.3% 6.4% 7.3% 7.2% 6.2% 6.8% 7.1% 3Q 2016 Delinquency: 1+ days past due remains low at 18.2% 30+ days past due shows seasonal increase to 7.1% Current delinquency profile indicative of next two quarters of losses Last 3 delinquency buckets expected to roll through in fourth quarter $17.5 $21.4 $18.3

Net Charge-Offs Improve; Credit Quality Stable Sequential r (29.2%) (2.9%) (3.2%) 10.5% 8.9% (10.6%) 0.7% Year / Year r 4.4% (3.6%) (9.8%) (26.5%) 13.1% 4.2% 8.3% Sequential r (4.0%) (0.5%) (0.9%) 0.5% 0.7% (1.1%) (0.6%) Year / Year r 0.2% (1.1%) (1.8%) (4.9%) (0.2%) (0.8%) (0.5%) Excludes the Impact of $2.0MM of Bulk Charged-Off Debt Sale 3Q 2016 provision increased due to strong portfolio growth – provision expense is recognized as each dollar of growth is added Q/Q allowance for credit losses growth of 8.0% proportional to receivable growth at 7.8%

Continuing to Manage Expenses Closely Sequential r 14.9% (13.4%) (7.3%) 9.0% 4.4% (0.9%) 3.1% Year / Year r 64.0% 21.7% 3.6% 0.5% (8.6%) 4.6% 16.3% As % of ANR (1) 24.4% 20.5% 17.8% 18.6% 19.3% 18.9% 18.1% 3Q16 includes $2.2 million more in incentive expense than 3Q15 as the 2015 short-term and long-term incentive plan accruals were reduced in 3Q15 to reflect their performance status at the time. (1) As a percentage of average receivables (annualized)

Normalized Return Ratios Trends - Fluctuate with Seasonal Results

Estimated Loan System Implementation Costs in millions Actual 1Q16 Actual 2Q16 Actual 3Q16 Estimated 4Q16 Loan system conversion costs $0.4 $0.6 $0.4 $0.5 After-tax impact $0.2 $0.4 $0.3 $0.3

Strategic Updates Nortridge loan management system implementation Conversion to NLS is going well 62 branches on NLS now; 8 Virginia, 18 New Mexico, and 36 North Carolina Plan to rollout balance of states in latter part of 2016 and 1H 2017 Marketing Utilize test-and-learn approach Tested improved targeting in 3Q with good results Will continue additional testing in 4Q with plans to incorporate learnings into 2017 marketing no later than 2Q Online lending update Utilize test-and-learn approach LendingTree Partnership: Call transfer extended to all markets in 3Q Working toward full system integration with LendingTree South Carolina online lending functionality test completed Will complete rollout in 1H 2017 Plan to integrate online system with NLS, including customer portal, in 2017

Appendix

Non-GAAP Reconciliation in millions in millions The Company believes that non-GAAP measures are useful to investors as supplemental financial measures that, when viewed with the Company’s GAAP financial information, provide information regarding trends in the Company’s results of operations, which is intended to help investors meaningfully evaluate and compare the Company’s results of operations between periods.